SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                         McNEIL REAL ESTATE FUND V, LTD.
                (Name of Registrant as Specified in Its Charter)


                         McNEIL REAL ESTATE FUND V, LTD.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[ ]   $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[X]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:
          Units of Limited Partnership Interest
          ----------------------------------------------------------------------

      2)  Aggregate number of securities to which transaction applies:
          18,223
          ----------------------------------------------------------------------

      3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
          1/50 of 1% of $23,300,000 (aggregate value to be received by Registrant) = $4,660
          ----------------------------------------------------------------------

      4)  Proposed maximum aggregate value of transaction:
          $23,300,000
          ----------------------------------------------------------------------

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:    $4,660
                                   ---------------------------------------------
      2)  Form Schedule or Registration Statement No.: Preliminary Proxy
          Statement
          ----------------------------------------------------------------------
      3)   Filing Party:  McNeil Real Estate Fund V, Ltd.
                        --------------------------------------------------------
      4)   Date Filed:    February 29, 1996
                        --------------------------------------------------------

                         McNeil Real Estate Fund V, Ltd.
                                 13760 Noel Road
                                    Suite 700
                               Dallas, Texas 75240

                           To the Limited Partners of
                         McNeil Real Estate Fund V, Ltd.
                               (the "Partnership")
                                                                 August 29, 1996

Dear Limited Partner:

         By now you should have received information concerning the Meeting of Limited Partners which will be held on September 10, 1996. If you have not already returned your signed proxy card, please do so as quickly as possible.

         McNeil Partners, L.P., the general partner of the Partnership (the "General Partner"), is mailing this letter to inform you of certain recent events with respect to the Partnership that have taken place since the General Partner mailed the proxy materials dated August 9, 1996 (the "Proxy Materials"). On or about August 12, 1996, the General Partner received a request from High River Limited Partnership ("High River") to provide a list of limited partners of the Partnership and the nine other affiliated partnerships which were previously subject to tender offers from High River as described in the Proxy Materials. In such request High River stated that it intended to make a tender offer for the Units of the Partnership and the other nine affiliated partnerships. The proposed tender offer is set forth in a Schedule 13D filed by High River and described in the Proxy Materials previously mailed to you.

         On August 19, 1996, the Partnership, along with the nine other affiliated partnerships, filed a complaint for declaratory and injunctive relief against High River in the United States District Court for the Central District of California, alleging that the records request of High River was improper because High River is in violation of the tender offer rules promulgated under the Securities Exchange Act of 1934. High River has requested that the Court issue a preliminary injunction requiring each of the ten partnerships to provide a list of limited partners. The Court has not made a ruling.

         The General Partner continues to recommend that the Limited Partners vote in favor of the proposals described in the Proxy Materials.

         We urge you to return your signed proxy as quickly as possible. If you have misplaced your proxy card or any of the Proxy Materials, please call the Investor Operations at (800) 576-7907 or (214) 448-5800.

Very truly yours,

McNEIL PARTNERS, L.P.

By:      McNeil Investors, Inc., a
         Delaware corporation
         and its General Partner



By:      /s/  Donald K. Reed
         ----------------------------------
         Donald K. Reed, President